SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 8, 1995
                                                       (November 20, 1995)


                      PUBLIC SERVICE COMPANY OF NEW MEXICO
             (Exact Name of Registrant as Specified in its Charter)


                                    Commission
               New Mexico File      Number 1-6986       85-0019030
       State or Other Jurisdiction                   (I.R.S. Employer
              of Incorporation)                    Identification Number)



              Alvarado Square, Albuquerque, New Mexico      87158
              (Address of Principal Executive Offices)    (Zip Code)


                                 (505) 241-2700
              (Registrant's Telephone Number, Including Area Code)




         (Former Name or Former Address if Changed, Since Last Report)





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ITEM 5. Other Events

Palo Verde Nuclear Generating Station ("PVNGS")

As previously reported, on January 11, 1993, the Company announced specific actions determined to be necessary in order to accelerate the Company's preparation for the new challenges in the competitive electric energy market. In its announcement, the Company stated its intention to dispose of excess electric generating capacity not needed by New Mexicans, including, if possible, some or all of the Company's share of PVNGS. The Company specifically stated its intention to attempt to sell its interest in PVNGS Unit 3, resulting in an after-tax charge against 1992 earnings. (See PART II, ITEM 7.-- "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--OVERVIEW-- Specific Actions by the Company" in the Company's Annual Report on Form 10-K for the year ended December 31, 1994.)

     Since the January 1993 announcement, the Company has been unsuccessful in disposing of its interests in PVNGS and has concluded that the prospects of being successful in disposing of its interests in PVNGS in the foreseeable future are highly unlikely. As a result, the Company's Board of Directors (the "Board'), at its December 5, 1995 meeting, confirmed that it is in the best interest of the Company at this time to focus its efforts and resources on maximizing shareholder value from PVNGS as an asset (leased and owned) of the Company rather than disposing of it. Growth in the region, rapid growth in the Company's own local service territory and the continuously improving operating performance of the plant this year were all factors in the change of policy. The Board stated that the Company no longer considers it to be a goal to dispose of its interests in PVNGS.
                                                        3

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Public Service Company of New Mexico
                                              (Registrant)



Date:  December 8,  1995                 /s/ Donna M. Burnett
                                   -------------------------------
                                        Donna M. Burnett
                                        Corporate Controller and
                                        Chief Accounting Officer